POWER OF ATTORNEY

	Jerry Matthews Simmons, Jr., the undersigned

"executive officer" of PPL Corporation and PPL Electric Utilities

Corporation (collectively or individually, the "Company"), each of which is a Pennsylvania corporation, hereby appoints Robert J. Grey, Michael A.

McGrail, Elizabeth S. Duane and Thomas D. Salus, and each of them, his true and lawful attorneys-in-fact to execute for the undersigned and file in his name all Securities and Exchange Commission (SEC) forms regarding ownership of Company securities as required of the undersigned under the provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, as
amended, and regulations of the SEC. The undersigned hereby grants to each such attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done for such purposes, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each such attorney.
	This Power of
Attorney shall remain in full force and
effect until the undersigned is no
longer required to file such SEC
forms, unless earlier revoked by the
undersigned in a signed writing
delivered to the foregoing
attorneys-in-fact.
	IN WITNESS WHEREOF, the
undersigned has hereunto set
his hand this 17th day of January, 2006.


			 /s/Jerry Matthews
Simmons, Jr.
		______________________________

		  Jerry Matthews
Simmons, Jr.